Exhibit 10.17(b)
AMENDMENT TO THE
AIR PRODUCTS AND CHEMICALS, INC. LONG-TERM INCENTIVE PLAN,
as amended and restated effective January 26, 2006 (the “Plan”)
     WHEREAS, Section 15 of the Air Products and Chemicals, Inc. Long-Term Incentive Plan (the “Plan”) authorizes the Board of Directors to amend the Plan; and
     WHEREAS, it has been recommended the Plan be amended to clarify certain beneficiary designations and survivorship procedures;
     NOW, THEREFORE, IT IS RESOLVED, Section 13(b) of the Plan is revised to read as follows:
     (b) Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration;
     and, it is further,
     RESOLVED, Section 14 of the Plan is amended so that the definition of “Designated Beneficiary” therein reads as follows:
     “Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Plan Recordkeeper in accordance with such procedures as the Plan Recordkeeper shall provide and, if there is no such designation, shall be the person or persons most recently named as the beneficiary or beneficiaries of life insurance provided to the Participant by the Company or a Participating Subsidiary, and, if there is no such life insurance beneficiary, shall be the person or persons designated in the Participant’s will and, if the will is silent, shall be the estate of the Participant; provided that, notwithstanding the above, if a Participant dies on or before 31 December 2007 and has not designated a beneficiary on a form filed with the Plan Recordkeeper, the Designated Beneficiary will be the person or persons, if any, most recently designated on a beneficiary designation form filed with the Company, and if no such form exists, shall then be the person or persons determined according to the sequence described above;
     and, it is further,

     RESOLVED, that Section 14 shall be amended to add a definition of “Plan Recordkeeper” to read as follows:
     “Plan Recordkeeper” shall mean Fidelity Stock Plan Services, LLC or such other person as shall be engaged by the Company to perform recordkeeping services for the Plan and, if none, shall be the Company.

APCI BOARD OF DIRECTORS 17 MAY 2007